EXHIBIT 23.2


                           INDEPENDENT AUDITORS' CONSENTS


          We consent to the use in this Registration Statement of Medley Credit Acceptance Corp. on Form SB-2 of our report dated September 13, 1996, except for Notes 3, 5 and 8 as to which date is December 6, 1996, appearing in the Prospectus, which is part of this Registration Statement.

          We also consent to the reference to us as "Experts" in such Prospectus.



                                         /s/ Israeloff, Trattner & Co. P.C.

                                         Israeloff, Trattner & Co. P.C.




          Valley Stream, New York
          May 27, 1997